 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-291157
PROSPECTUS SUPPLEMENT
(To the Prospectus dated December 4, 2025)
UP TO $1,000,000,000
COMMON STOCK
We have entered into an Equity Distribution Agreement, dated as of May 13, 2026 (the “Sales Agreement”), with Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Cantor Fitzgerald & Co., Guggenheim Securities, LLC, Canaccord Genuity LLC and William Blair & Company, L.L.C. (collectively, the “Sales Agents”) relating to the offering of shares of Class A common stock, $0.0001 par value (“Common Stock”) of Oklo Inc. (the “Company”), having an aggregate gross sales price of up to $1,000,000,000, from time to time through the Sales Agents.
Sales, if any, of Common Stock under the Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the New York Stock Exchange (the “NYSE”) or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or through a combination of any such methods of sale. The Sales Agents are not required to sell any specific number or dollar amount of shares of our Common Stock. Each of the Sales Agents has agreed to use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms among the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 1.5% of the gross sales price per share sold. In connection with the sale of Common Stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
In addition to the offer and sale of our Common Stock through the Sales Agents acting as sales agents or directly to the sales agents acting as principals, we also may in the future enter into forward sale agreements under separate forward sale confirmations between us and Goldman Sachs & Co. LLC or certain other Sales Agents or forward sellers or one or more affiliates of such Sales Agent or forward seller. In order to allow such forward sales transactions, we would amend and restate the Sales Agreement, along with a further prospectus supplement describing the terms of such potential transactions in further detail. We refer to each of these entities, when they would be acting in such capacity, as a “forward purchaser” and collectively as the “forward purchasers.” In connection with each potential forward sale agreement, the relevant forward purchaser would, at our request, attempt to borrow from third-party stock lenders and, through its related agent, sell a number of shares of our Common Stock equal to the number of shares of our Common Stock that would underlie the related forward sale agreement to hedge the forward sale agreement. Each of the Sales Agents, when acting as the agent for the related forward purchaser, is referred to herein as a “forward seller” and collectively as the “forward sellers”. Transactions contemplated by the forward sale agreements are referred to herein as “forward transactions.” Below, we describe potential forward sale agreement structures we may contemplate by way of example only and any such forward sale agreement structures are subject to agreement between the Company and the relevant forward purchaser, if any.
In one form of possible forward sale agreement, which we refer to as a “range forward transaction,” we may enter into one or more forward sale agreements relating to one or more range forward transactions (“range forward sale agreements”) with Goldman Sachs & Co. LLC, or one or more of the other forward purchasers, each acting in its capacity as forward purchaser (the “range forward purchaser”), pursuant to which we would agree to sell to the relevant range forward purchaser up to the number of shares of our Common Stock specified in the range forward sale agreement (subject to adjustment as set forth therein) and the relevant range forward purchaser would borrow from third-party stock lenders and sell the maximum number of shares of our Common Stock deliverable pursuant to the range forward transaction (the “hedging shares”) through the related Sales Agent acting as statutory underwriter and a forward seller (the “range forward seller”) over a period of time to be agreed between us and the relevant range forward purchaser (an “initial hedging period”), all subject to the terms of the relevant range forward sale agreement. We anticipate that each range forward purchaser would expect that, on the same days during the initial hedging period when the relevant range forward seller would be selling a number of hedging shares underlying the range forward transaction, the relevant range forward purchaser or its affiliates or agents would be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each range forward purchaser would expect its initial hedge position in respect of the range forward transaction to be less than the maximum number of shares underlying the range forward transaction. The floor price and the cap price of the range forward transaction would be determined upon completion of an initial hedging period for the range forward transaction by multiplying the weighted average prices at which the relevant range forward seller would have sold the hedging shares during the initial hedging period for the range forward transaction (the “hedge reference price”) by the floor percentage and the cap percentage specified in the range forward sale agreement, respectively. We expect that each range forward transaction would consist of a number of components equal to the number of Exchange Business Days (as defined in the 2002 ISDA Equity Derivatives Definitions) during the initial hedging period, each of which such components would correspond to a single Exchange Business Day during the initial hedging period and each of which with its own floor price and cap price. The forward sale price that we would receive with respect to any component under any range forward transaction (the “range forward sale price”) for each share of our Common Stock deliverable thereunder would be equal to an amount determined based on the volume-weighted average price, as measured under the range forward sale agreement, of our Common Stock (the “settlement reference price”) on the applicable valuation date for such component, provided that the range forward sale price would not be less than the floor price for such component and would not be more than the cap price for such component, subject to adjustment under the terms of the range forward sale agreement (the “range settlement amount”).
In a separate type of forward transaction under another form of possible forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with Goldman Sachs & Co. LLC, or one or more of the other forward purchasers, each acting in its capacity as forward purchaser (the “collared forward purchasers”), pursuant to which we would agree to sell to the relevant collared forward purchaser up to the number of shares of our Common Stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser would borrow from third-party stock lenders and sell the maximum number of shares of our Common Stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related Sales Agent acting as statutory underwriter and a forward seller (the “collared forward seller”) over a period of time to be agreed between us and the collared forward purchaser (an “initial hedging period”), all subject to the terms of the relevant collared forward sale agreement. We anticipate that each of the collared forward purchasers would expect that, on the same days during the initial hedging period when the collared forward seller would be selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates would be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each of the collared forward purchasers would expect its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction would be determined upon completion of an initial hedging period for the collared forward transaction by multiplying the weighted average prices at which the collared forward seller would have sold the hedging shares during the initial hedging period for the collared forward transaction (the “hedge reference price”) by the floor percentage and the cap percentage specified in the relevant collared forward sale agreement, respectively. The forward sale price that we would receive under any collared forward transaction (the “collared forward sale price”) for each share of our Common Stock deliverable thereunder would be equal to an amount determined based on the arithmetic average of volume weighted prices of our Common Stock during the applicable valuation period for the collared forward transaction that would run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price would not be less than the floor price and would not be more than the cap price, subject to adjustment under the terms of the collared forward sale agreement, including reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount equal to the expected dividends on our Common Stock prior to their expected dividend dates during the term of the collared forward transaction (the “settlement amount”). We expect that each collared forward transaction would consist of a number of components equal to the number of Exchange Business Days during the initial hedging period, each of which such components would correspond to a single Exchange Business Day during the initial hedging period.
The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.” See “Plan of Distribution” for additional information regarding compensation to be paid to the Sales Agents. The proceeds we receive from sales of our Common Stock, if any, will depend on the number of shares actually sold and the offering price of such shares. Our Common Stock is listed on the NYSE under the symbol “OKLO.” The last reported sale price of our Common Stock on May 12, 2026, was $73.63.
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.
None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC	BofA Securities	Citigroup	J.P. Morgan Securities	Morgan Stanley
Barclays	Cantor	Guggenheim Securities	Canaccord Genuity LLC	William Blair
The date of this prospectus supplement is May 13, 2026

Neither we nor any of the Sales Agents have authorized any person to give you any information or to make any representations in connection with the offering to which this prospectus supplement and the accompanying prospectus relate other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us. If given or made, any such information or representations must not be relied upon as having been so authorized. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of such documents or as of the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Common Stock and certain other of our securities having an aggregate offering price of up to $3,500,000,000. Under this prospectus supplement, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $1,000,000,000 at prices and on terms to be determined by market conditions at the time of the offering. The $1,000,000,000 of shares of our Common Stock that may be sold under this prospectus supplement are included in the $3,500,000,000 of our securities that may be sold under the shelf registration statement.
We provide information to you about this offering of our Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement before deciding whether to invest in the shares of Common Stock offered by this prospectus supplement. References to documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. The documents incorporated by reference in this prospectus supplement are identified under the caption “Where You Can Find More Information; Incorporation by Reference — Incorporation by Reference” in this prospectus supplement.
References in this prospectus supplement to “Oklo,” “the Company,” “we,” “us,” and “our” refer to Oklo Inc., a Delaware corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not mean that a statement is not forward-looking. Factors that may impact such forward-looking statements include, among other things:
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risks related to the development and deployment of our powerhouses, fuel fabrication and fuel recycling facilities, and radioisotope production activities;

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the risk that we are pursuing an emerging market with no commercial project operating and regulatory uncertainties;

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risks related to acquisitions, divestitures, or joint ventures we may engage in;

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the need for financing to construct plants, which remain subject to market, financial, political, and legal conditions;

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risks related to an inability to raise additional capital to support our business and sustain our growth on favorable terms;

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the effects of competition;

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risks related to accessing high-assay low-enriched uranium (“HALEU”), plutonium, and other fuels (including recycled fuels) at acceptable costs and under acceptable timelines;

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whether HALEU will be available in adequate supply on anticipated timelines at reasonable costs to support our business;

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risks related to our supply chain;

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risks related to power purchase agreements or other commercial agreements;

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risks related to human capital;

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risks related to our intellectual property;

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risks related to cybersecurity and data privacy;

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changes in applicable laws or regulations, including tariffs;

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the outcome of any government and regulatory proceedings and investigations and inquiries; and

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the other factors set forth in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or other subsequent filings with the SEC and the “Risk Factors” section in this prospectus supplement.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in or incorporated by reference into this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-10 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Company Overview
We founded Oklo in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. According to the International Energy Agency, global electricity production is expected to increase over 75% by 2050 driven by electrification of buildings, transportation, and industry; increased use of air conditioning in the developing world; and increased consumption from data centers and cloud services. Our business addresses this demand by producing electricity and heat from our Aurora powerhouses which can run on fresh, recycled, or down-blended nuclear fuel. We are also commercializing nuclear fuel recycling technology that can convert used nuclear fuel into usable fuel for our powerhouses and those of others.
The fast fission reactor technology we are commercializing was demonstrated by the Experimental Breeder Reactor-II (“EBR-II”), a fast fission plant that was operated by the U.S. government for 30 years. Our powerhouse product line, called the “Aurora,” builds on this legacy of proven and demonstrated technology. Our Aurora powerhouse product line is designed with embedded safety features, to be able to run on fresh, recycled, or down-blended fuel, and to produce 15-75 megawatts electric (“MWe”) and has the potential to expand powerhouse size to produce 100 MWe and higher. Because the Aurora powerhouses are designed to operate by utilizing the power of high-energy, or “fast,” neutrons, they are expected to be able to tap into the vast energy reserves remaining in existing used nuclear fuel from conventional nuclear power generation facilities, which only use approximately 5% of the energy potential in the nuclear fuel before needing to refuel. The U.S. nuclear power industry has produced approximately 20% of U.S. electricity over the last 30 years and generated over 90,000 metric tons of used nuclear fuel. We estimate that the existing energy reserves contained in the used nuclear fuel in the U.S. that are made accessible through our fast fission reactor technology are equivalent to approximately 1.2 trillion barrels of oil equivalent (BOE), nearly five times the oil reserves of Saudi Arabia. Fission is an energy-dense process, producing approximately 50 million times more energy than combustion.
We have achieved several significant deployment and regulatory milestones for our first Aurora powerhouse. Notably, we secured a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) site and received a fuel award of five metric tons of HALEU produced from recovered uranium from previously irradiated EBR-II fuel from INL for a commercial Aurora powerhouse in Idaho. Related to the construction and operating licensing process of the Aurora powerhouse, we have also submitted the Nuclear Safety Design Agreement and the Preliminary Documented Safety Analysis to the DOE for the Aurora powerhouse at INL (“Aurora-INL”), which represent the first two of five steps in the DOE regulatory pathway for nuclear facility operation. Early in 2026, the DOE approved the Nuclear Safety Design Agreement. Related to our first Aurora powerhouse, the DOE and the INL have completed the environmental compliance process addressing the DOE requirements for site characterization. This process, resulting in an Environmental Compliance Permit, marks a milestone as we advance our plans to deliver the first commercial advanced fission power plant in the U.S.
We have been tentatively selected to provide electricity and heat to Eielson Air Force Base outside of Fairbanks, Alaska. Our robust pipeline of potential customer engagements spans a number of industries. For example, we have signed non-binding letters of intent with Equinix, Inc. (“Equinix”), Diamondback E&P LLC (“Diamondback Energy”), and Prometheus Hyperscale (formerly Wyoming Hyperscale White Box

LLC) (“Prometheus Hyperscale”). In December 2024, we signed a 12 gigawatt (GW) Master Power Agreement with Switch, Ltd. (“Switch”), one of the largest corporate power purchase agreements (“PPA”) in history.
On January 5, 2026, we entered into a prepayment agreement (the “Prepayment Agreement”) with Meta Platforms, Inc. (“Meta”) that advances plans to develop a 1.2 gigawatt power campus in Pike County, Ohio, to support Meta’s data centers. The Prepayment Agreement provides a mechanism for Meta to prepay for power and provide funding to advance powerhouse deployment. Pursuant to the Prepayment Agreement, the Company will use Meta’s funding to secure nuclear fuel, advancing the first phase of the project.
We are exploring opportunities with the Tennessee Valley Authority (“TVA”) to recycle the utility’s used fuel at a new facility and to evaluate potential power sales from future Oklo powerhouses in the region to TVA. The market interest in our solutions exemplifies the potential demand for the size range of the Aurora powerhouse product line and our differentiated business model. We have an ambitious target of deploying our first powerhouse in 2028 amidst a range of supply chain, construction, macroeconomic, and design complexities.
In addition to deployment milestones, we have made significant progress in our nuclear fuel recycling and fuel fabrication efforts and in securing fuel. The DOE has reviewed and approved our Safety Design Strategy, Conceptual Safety Design Report, Nuclear Safety Design Agreement, and Preliminary Documented Safety Analysis for the Aurora Fuel Fabrication Facility at INL — all key milestones as we advance toward our goal of utilizing recovered nuclear material to fuel our first commercial Aurora powerhouse. Our Aurora Fuel Fabrication Facility was also selected under the DOE Fuel Line Pilot Program (“FLPP”). The FLPP allows for acceleration of permitting, construction, and operation of nuclear fuel production lines for research, development, and demonstration purposes, supporting a fast-track approach to commercial licensing. In addition, we successfully completed the first end-to-end demonstration of the key stages of our advanced fuel recycling process, in collaboration with Argonne and INL. This marks a significant step forward in scaling up fuel recycling capabilities and deploying a commercial-scale recycling facility. In September 2025, we announced plans to design, build, and operate a fuel recycling facility in Tennessee as the first phase of an advanced fuel center (the “Advanced Fuel Center”) to recycle used nuclear fuel into fuel for fast reactors, including our Aurora powerhouse line. The facility, which includes a roadmap of up to $1.68 billion in investment, will be the first of its kind in the U.S. and we estimate that it has the potential to create more than 800 high-quality jobs. We have completed a licensing project plan for the fuel recycling facility with the NRC and are currently in pre-application engagement with the regulator’s staff.
In December 2025, we completed a fast-spectrum plutonium criticality experiment in collaboration with Los Alamos National Laboratory under the DOE’s reactor pilot program (“RPP”). During the experiment, the system was taken critical and operated through controlled power maneuvers and transients, enabling the collection of operating data related to reactivity feedback and power response. This work places Oklo among a limited number of organizations with modern, experimentally validated operating data for plutonium-fueled fast-spectrum reactor systems, providing empirical validation of key safety and performance characteristics. Plutonium represents a potential near-term fuel option within a DOE-managed framework that complements Oklo’s use of HALEU and longer-term fuel recycling strategy, providing additional flexibility as fuel markets evolve and supporting continued progress toward deployment in alignment with U.S. national priorities.
Fuel is a significant input to enable us to build and operate our powerhouses at scale and generate expected returns. The cost environment for various sources of fuel (including HALEU) has increased significantly in recent years, which is why we are implementing a diversified fuel strategy. Tariffs, supply chain constraints, inflation, and evolving sanctions have impacted the market dynamics around fuel costs and availability. In particular, beyond developing recycling and fuel fabrication facilities, we are evaluating the use of alternative fuel materials, including plutonium currently designated for the DOE’s dilute-and-dispose programs, that may be made available by the U.S. government for use in advanced reactor applications. Any potential use of such materials would be subject to DOE authorization, applicable regulatory approvals, applicable cost recovery requirements, and programmatic determinations regarding material availability. By developing a diverse set of sources of fuel (including plutonium) with a wide range of costs, levels of regulatory oversight, and operational complexities, and having multiple options for fueling our powerhouses, we believe we will better navigate the shifting fuel landscape.
On January 7, 2026, we announced the execution of a DOE Other Transaction Agreement (“OTA”) to support the design, construction, and operation of a radioisotope pilot plant (“Radioisotope Pilot Facility”) under the DOE RPP. The execution of the OTA marks the transition from project selection and planning into active execution under DOE authorization. On March 17, 2026, we announced DOE’s approval of the Nuclear Safety Design Agreement for our Groves Isotopes Test Reactor at the Radioisotope Pilot Facility, allowing the facility to move into the next phase of project execution under DOE oversight through submission of its Preliminary Documented Safety Analysis for review. Our isotope business will use the Radioisotope Pilot Facility to aid in planning and execution of future commercial radioisotope production facilities. The Radioisotope Pilot Facility may also be used for testing radioisotope production methods to further our production capabilities of medical and research radioisotopes in the U.S., as well as our research efforts and building capabilities for other projects in development. Our isotope business also received a materials license from the NRC authorizing its Idaho radiochemistry laboratory to handle, process, and distribute isotopes, which supports initial commercial sales and further development of domestic isotope processing capabilities.
Our Business Model
We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption and broader market opportunities. In addition, we are a leader in the nuclear industry in the development of advanced fuel recycling, which can unlock the energy content of used nuclear fuel; we also believe this aspect of our business can complement our market position by vertically integrating and securing our fuel supply chain. In addition to our powerhouse and fuel recycling development, we are progressing construction of a pilot scale fuel fabrication facility and building plans for a first-of-a-kind new commercial scale fuel fabrication facility. Through our isotope business, we are combining our growing expertise in building and operating powerhouses and nuclear fuel recycling with Atomic Alchemy’s expertise in radioisotope production. Together, we aim to meet the increasing demands for radioisotopes in medical, energy, industry, defense, and artificial intelligence applications.
Our primary product will be the energy produced from our Aurora powerhouses once operational. Our primary business model is to sell the energy to customers through PPAs, as opposed to selling our powerhouse designs. This business model allows for recurring revenue, provides the opportunity to capture profitability of an Aurora powerhouse upon improved operational efficiency, and enables project financing structures. This business model sets us apart from the traditional nuclear power industry, which typically sells reactor design and engineering services to large scale utility customers and not power. Selling power through PPAs is a common practice within the renewable energy and utility sectors and indicates that this business model could be feasible for power plants within the size range targeted by our Aurora product line (i.e., 15 MWe-75 MWe, and ranging upward to potential sizes of 100 MWe and higher).
The traditional nuclear power industry comprises developers of large (ranging from approximately 600 MWe to over 1,000 MWe) light water reactors that sell or license their reactor designs to large utilities that then construct and operate the nuclear power plant. The developer’s focus on regulatory approval of the design may lock in certain lifecycle regulatory costs that are realized by the owner-operator during construction and operations. As a result, lifecycle cost implications are generally not addressed cohesively between the developer and the owner-operator, and the regulatory strategy does not holistically implement the lifecycle benefits of the technology’s inherent safety characteristics. The advanced fission industry has largely followed the historical blueprint of developers seeking design certifications or approvals, and utilities bearing the future burden of licensing for construction and operations. While there are a number of advanced reactor designers developing smaller sized reactors than those traditionally used in the nuclear power industry, many of these developers are generally pursuing regulatory approval of groupings of these smaller reactors as part of singular larger plants, sizes of 200 MWe and up to 1,000 MWe.
In contrast, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 MWe-75 MWe, and potentially 100 MWe and higher). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion over time, as opposed to the historical model used in the nuclear power industry, which divides the incentives and responsibilities between the developer and the utility.
Additionally, this modular and scalable approach enables us to better deal with the inherent uncertainties, costs, and inefficiencies of the many service providers, manufacturers, fuel providers, and other third parties that we will rely on to build our powerhouses. While we expect that individual powerhouses may, and our first few powerhouses likely will, experience challenges that require us to manage unexpected costs and possible construction delays, our business model allows us to take the learnings from constructing those powerhouses and make improvements with future projects.
In particular, we expect the construction of our first powerhouses, such as the powerhouse at INL, to include additional, unique, one-time costs as compared to the costs expected for future powerhouse projects. Such additional costs will result, in part, from design decisions to include enhanced fuel and core testing capabilities, which will be more costly and complex to design and build. These complexities will also increase the possibility of construction delays. We expect future powerhouses to benefit from substantial cost reductions as compared to the deployment of our first few reactors, both because subsequent reactors will not require these enhanced testing capabilities, and because we expect the testing capabilities to help us identify opportunities to reduce our costs and improve our operational efficiency over time.
Selling electricity under PPAs follows an established revenue model in global power markets. While this model is more typically used for renewable energy solutions, we believe it is a compelling model for us because of the relatively small size and the lower expected capital costs of our powerhouses, when compared with other nuclear power plants. In addition, our model is designed to generate recurring revenue in a way that the traditional licensing model does not. Our powerhouses could be operating cash flow positive from the first year of operation due to our anticipated favorable unit economics. We also believe this approach will drive unit growth and allow us to ultimately launch higher output versions of our powerhouses. As our technology matures, we intend to offer customers flexibility in business model and deployment solutions to meet their needs, providing us with the largest target customer base possible. Given our growth stage, we continue to develop and evaluate our overall cost and potential pricing structure as we evaluate our unit economics, which we expect to be subject to market and extrinsic forces such as the impact of construction costs as a result of tariffs, supply chain pressures, and other macroeconomic factors.
In addition to selling power under PPAs, we are taking steps to enhance our mission with our fuel fabrication projects and advanced nuclear fuel recycling technology. We are actively developing nuclear fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the U.S. by the early 2030s. Used nuclear fuel still contains approximately 95% of its energy content, and it has been estimated there is enough energy in the form of used nuclear fuel in the U.S. to power the expected electrical needs in the U.S. for 100 years with fast fission power plants. According to the DOE, more than 90,000 metric tons of used nuclear fuel have been generated since 1950, and an additional 2,000 metric tons are generated every year. Currently, other countries recycle used nuclear fuel, but the U.S. does not, and hence there is an enormous opportunity to do so.
Our reactors are specifically designed to run on fresh, recycled, or down-blended nuclear fuel, and nuclear fuel recycling and down-blending federal government materials could provide future margin uplift for our power sales business, as well as the potential for new revenue streams. We continue to evaluate the overall cost and timeline to be able to receive any potential benefit from this embedded opportunity. We are also evaluating the potential use of alternative fuel materials, including plutonium designated for dilute-and-dispose programs, that could be made available by the U.S. government for use in advanced reactors. This initiative complements our recycling work and supports the development of a resilient and diversified domestic fuel supply chain.
Corporate Information
Our Class A Common Stock, par value $0.0001 per share (“Common Stock”), is listed on the NYSE under the symbol “OKLO.” The mailing address of the Company’s principal executive office is 3190 Coronado

Dr., Santa Clara, CA 95054. Our telephone number is (650) 550-0127. Our website address is www.oklo.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or any accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company’s initial public offering, which closed on July 12, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING
Issuer
Oklo Inc.
Common Stock offered by us
Shares of Common Stock, having aggregate sales proceeds of up to $1,000,000,000.
Plan of Distribution
We will sell the shares of our Common Stock offered hereby by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, through the Sales Agents. See the section entitled “Plan of Distribution” on page S-21 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments. See “Use of Proceeds” in this prospectus supplement.
Market for Common Stock
Shares of our Common Stock trade on the NYSE under the symbol “OKLO.”
Risk Factors
This investment involves significant risk. You should carefully read and consider the information set forth under the section of this prospectus supplement entitled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein for a discussion of factors you should consider before investing in our Common Stock.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, and the other information in this prospectus supplement before making an investment in our Common Stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occur, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below. The risks described herein and those incorporated by reference into this prospectus supplement and the accompanying prospectus are not the only ones facing us. Additional risks not presently known to us or which we currently consider immaterial also may adversely affect us.
Risks Related to the Offering and Ownership of our Common Stock
If you purchase our Common Stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your Common Stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering. Assuming that an aggregate of 12,799,181 shares of Common Stock are sold at a price of $78.13 per share, the last reported sale price of our Common Stock on the NYSE on May 11, 2026, for aggregate gross proceeds of approximately $1.0 billion, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $58.92 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.
Investors in this offering may experience future dilution.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into, or exchangeable for, our Common Stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our Common Stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our Common Stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Common Stock in this offering will suffer dilution in their investment.
In addition, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Furthermore, to the extent we raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The per share price of the shares of Common Stock that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share of Common Stock sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued.
The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
In the event we enter into an amended Sales Agreement to effect any forward transactions, any such forward transactions or other transactions which may be effected by the forward purchasers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of our Common Stock.
If we enter into any forward transactions following amendment of the Sales Agreement, if at all, we expect that the forward purchasers would intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling the maximum number of shares of our Common Stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of our Common Stock.
We anticipate that each forward purchaser would expect that, on the same days during the initial hedging period for any forward transaction when the relevant forward seller (or its affiliates) would be selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular forward transaction, the relevant forward purchaser or its affiliates or agents would be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each forward purchaser would expect its initial hedge position in respect of the forward transaction to be less than the maximum number of shares underlying the forward transaction. Such purchases in the open market could have the effect of increasing, or limiting a decrease in, the market price of shares of our Common Stock.
The floor price and the cap price of each forward transaction would be determined upon completion of an initial hedging period for such forward transaction based on the prices obtained in connection with sales of the hedging shares by the relevant forward seller during the initial hedging period, and as such would be subject to market risk during that time. The floor price would be intended to mitigate the downside risk of any potential decline in the settlement reference price or collared forward sale price, as applicable, below the floor price during the relevant valuation date or period, as applicable, but the cap price would also limit the potential upside benefit to the extent the settlement reference price or collared forward sale price, as applicable, were to exceed the cap price during the valuation date or period, as applicable.
In addition, we anticipate that each forward purchaser would expect to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our Common Stock or engaging in derivatives or other transactions with respect to shares of our Common Stock from time to time during the term of a particular forward transaction, including on each valuation date or period, as applicable, for such forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the relevant forward purchaser to dynamically modify its hedge positions from time to time during the term of a forward transaction could variously have a positive, negative or neutral impact on the market price of shares of our Common Stock, depending on market conditions at such times, and could occur at a time when we may be engaged in a distribution of shares of our common stock to the public.
The amounts upon settlement of any forward transaction that we may receive cannot be determined in advance. The aggregate settlement amount of any range forward transaction will not be determined until the end of all valuation dates for such transaction and will, therefore, be subject to market risk during such valuation dates for such transaction, subject to the floor price and cap price. The settlement amount of any collared forward transaction will not be determined until the end of the applicable valuation period for such transaction and will, therefore, be subject to market risk during the applicable valuation period for such transaction, subject to the floor price and cap price as well as other adjustments.
Risks Related to Our Capital Resources
Our business plan includes the use of investment tax credits, production tax credits or other forms of government funding to finance the commercial development of our powerhouses, and there is no guarantee that our projects will qualify for these credits or that government funding will be available in the future.
Our business plan depends in part on federal, state, and local government policies and incentives that support the development, financing, ownership, and operation of renewable energy generation projects.
These policies and incentives include investment tax credits, production tax credits, accelerated depreciation, renewable portfolio standards, feed-in-tariffs and similar programs, renewable energy credit mechanisms, and tax exemptions. If these policies and incentives are changed or eliminated, or we are unable to use them, it could result in a material adverse impact on our business prospects, financial condition, results of operations, and cash flows. For example, as part of recently enacted Public Law 119-21 (also known as the “One Big Beautiful Bill Act”), zero-emission and nuclear projects, as well other certain other technologies, may be required to comply with limitations intended to prevent taxpayers constituting “prohibited foreign entities” or “foreign influenced entities” from benefiting from federal investment tax credits and production tax credits.

FORWARD TRANSACTIONS
In addition to the offer and sale of our Common Stock through the Sales Agents acting as sales agents or directly to the sales agents acting as principals, we also may in the future enter into forward sale agreements under separate forward sale confirmations between us and Goldman Sachs & Co. LLC or certain other forward purchasers. In order to allow such forward sales transactions, we would amend and restate the Sales Agreement, along with a further prospectus supplement describing the terms of such potential transactions in further detail. Below, we describe potential forward sale agreement structures we may contemplate by way of example only and any such forward sale agreement structures are subject to agreement between the Company and the relevant forward purchaser, if any.
In connection with each potential forward sale agreement, the relevant forward purchaser would, at our request, attempt to borrow from third-party stock lenders and, through its related agent, sell a number of shares of our Common Stock equal to the number of shares of our Common Stock that would underlie the related forward sale agreement to hedge the forward sale agreement.
The amounts upon settlement of any forward transaction that we may receive cannot be determined in advance. The aggregate settlement amount of any range forward transaction will not be determined until the end of all valuation dates for such transaction and will, therefore, be subject to market risk during such valuation dates for such transaction, subject to the floor price and cap price. The settlement amount of any collared forward transaction will not be determined until the end of the applicable valuation period for such transaction and will, therefore, be subject to market risk during the applicable valuation period for such transaction, subject to the floor price and cap price as well as other adjustments.
Range Forward Transactions
In one form of possible forward sale agreement, which we refer to as a “range forward transaction,” we may enter into one or more range forward sale agreements with Goldman Sachs & Co. LLC, or one or more of the other range forward purchasers, pursuant to which we would agree to sell to the relevant range forward purchaser up to the number of shares of our Common Stock specified in the range forward sale agreement (subject to adjustment as set forth therein) and the relevant range forward purchaser would borrow from third-party stock lenders and sell the maximum number of shares of our Common Stock deliverable pursuant to the range forward transaction (the “hedging shares”) through the related Sales Agent acting as statutory underwriter and a range forward seller over an initial hedging period to be agreed between us and the relevant range forward purchaser, all subject to the terms of the relevant range forward sale agreement. We anticipate that each range forward purchaser would expect that, on the same days during the initial hedging period when the relevant range forward seller would be selling a number of hedging shares underlying the range forward transaction, the relevant range forward purchaser or its affiliates or agents would be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each range forward purchaser would expect its initial hedge position in respect of the range forward transaction to be less than the maximum number of shares underlying the range forward transaction. The floor price and the cap price of the range forward transaction would be determined upon completion of an initial hedging period for the range forward transaction by multiplying the hedge reference price by the floor percentage and the cap percentage specified in the range forward sale agreement, respectively. We expect that each range forward transaction would consist of a number of components equal to the number of Exchange Business Days (as defined in the 2002 ISDA Equity Derivatives Definitions) during the initial hedging period, each of which such components would correspond to a single Exchange Business Day during the initial hedging period and each of which with its own floor price and cap price. The range forward sale price that we would receive with respect to any component under any range forward transaction for each share of our Common Stock deliverable thereunder would be equal to an amount determined based on the settlement reference price on the applicable valuation date for such component, provided that the range forward sale price would not be less than the floor price for such component and would not be more than the cap price for such component, subject to adjustment under the terms of the range forward sale agreement. The aggregate settlement amount of any range forward transaction will not be determined until the end of all valuation dates for such transaction and will, therefore, be subject to market risk during such valuation dates for such transaction, subject to the floor price and cap price.

Collared Forward Transactions
In a separate type of forward transaction under another form of possible forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more collared forward sale agreements with Goldman Sachs & Co. LLC, or one or more of the other collared forward purchasers, pursuant to which we would agree to sell to the relevant collared forward purchaser up to the number of shares of our Common Stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser would borrow from third-party stock lenders and sell the maximum number of shares of our Common Stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related Sales Agent acting as statutory underwriter and a collared forward seller over an initial hedging period to be agreed between us and the collared forward purchaser, all subject to the terms of the relevant collared forward sale agreement. We anticipate that each of the collared forward purchasers would expect that, on the same days during the initial hedging period when the collared forward seller would be selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates would be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each of the collared forward purchasers would expect its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction would be determined upon completion of an initial hedging period for the collared forward transaction by multiplying the hedge reference price by the floor percentage and the cap percentage specified in the relevant collared forward sale agreement, respectively. We expect that each collared forward transaction would consist of a number of components equal to the number of Exchange Business Days during the initial hedging period, each of which such components would correspond to a single Exchange Business Day during the initial hedging period. The collared forward sale price that we would receive under any collared forward transaction for each share of our Common Stock deliverable thereunder would be equal to an amount determined based on the arithmetic average of volume weighted prices of our Common Stock during the applicable valuation period for the collared forward transaction that would run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price would not be less than the floor price and would not be more than the cap price, subject to adjustment under the terms of the collared forward sale agreement, including reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount equal to the expected dividends on our Common Stock prior to their expected dividend dates during the term of the collared forward transaction. The settlement amount of any collared forward transaction will not be determined until the end of the applicable valuation period for such transaction and will, therefore, be subject to market risk during the applicable valuation period for such transaction, subject to the floor price and cap price as well as other adjustments.

USE OF PROCEEDS
We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $1.0 billion from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, working capital and capital expenditures, and potential future investments.

DILUTION
If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after this offering.
Our historical net tangible book value as of March 31, 2026 was $2.6 billion, or $14.97 per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities and total intangible assets, divided by the 173,867,839 shares of our Common Stock outstanding on March 31, 2026.
After giving effect to the issuance and sale of our Common Stock in the aggregate amount of $1.0 billion in this offering at an assumed offering price of $78.13 per share, the last reported sale price of our Common Stock on the NYSE on May 11, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been $3.5 billion, or $19.21 per share. This represents an immediate increase in as adjusted net tangible book value of $4.24 per share to existing stockholders and immediate dilution in as adjusted net tangible book value of $58.92 per share to new investors purchasing Common Stock in this offering. Dilution per share to new investors is determined by subtracting the as adjusted net tangible book value per share after this offering from the assumed public offering price of $78.13 per share. The following table illustrates this per share dilution to the new investors purchasing shares of our Common Stock in this offering:
Assumed public offering price per share	$78.13
Historical net tangible book value per share as of March 31, 2026	$14.97
Increase per share attributable to new investors in this offering	$4.24
Adjusted net tangible book value per share	$19.21
Dilution in adjusted net tangible book value per share to new investors in this offering	$58.92
The information discussed above is based on 173,867,839 shares of our Common Stock outstanding as of March 31, 2026, and excludes:
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6,130,247 shares of our Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted average exercise price of $2.09 per share;

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2,716,600 shares of our Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of March 31, 2026;

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188,161 shares of our Common Stock issuable upon the exercise of outstanding stock options or vesting and settlement of RSUs granted after March 31, 2026; and

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14,748,658 shares of our Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan and 2024 Equity Incentive Plan as of March 31, 2026.

To the extent that outstanding stock options are exercised or we issue additional stock options, restricted stock units, warrants or shares of our Common Stock in the future, there will be further dilution to investors purchasing Common Stock in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect and available as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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certain U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers, or traders in securities;

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persons that have a “functional currency” other than the United States dollar;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Common Stock under the constructive sale provisions of the Internal Revenue Code;

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persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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tax-qualified retirement plans;

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entities treated as grantor trusts for U.S. federal income tax purposes;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code and entities all of the interests of which are held by qualified foreign pension funds; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership and such partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income and in the sections titled “— Information Reporting and Backup Withholding” and “— Additional Withholding Tax on Payments Made to Foreign Accounts,” dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
Subject to the discussion below in the sections titled “— Information Reporting and Backup Withholding” and “— Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not a USRPHC and we do not expect to be such a corporation after the date hereof. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Internal Revenue Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Internal Revenue Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with the Sales Agents under which we may offer and sell from time to time our Common Stock having an aggregate offering price of up to $1,000,000,000. The Sales Agents may act as agent on our behalf or purchase shares of our Common Stock as principal.
Sales, if any, of Common Stock under the Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act or through a combination of any such methods of sale. The Sales Agents may also sell our Common Stock by any other method permitted by law.
The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We will designate the maximum amount of Common Stock to be sold through the Sales Agents on a daily basis or otherwise as we and the Sales Agents agree and the minimum price per share at which such Common Stock may be sold. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of Common Stock. We may instruct the Sales Agents not to sell any Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the Sales Agents may suspend the offering of our Common Stock by notifying the other party.
We will report at least quarterly the number of shares of Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Sales Agents in connection with the sales of the shares of Common Stock.
We will pay the Sales Agents a commission of up to 1.5% of the gross sales price per share of Common Stock sold through such Sales Agents under the Sales Agreement. We have also agreed to reimburse the Sales Agents for certain of their expenses up to (1) $100,000 in the aggregate arising out of the execution of the Sales Agreement and the filing of this prospectus supplement and registration statement on Form S-3 of which this prospectus supplement is a part and (2) $15,000 per quarter thereafter for each quarter during which any sales of Common Stock are made under the Sales Agreement. We estimate the total expenses for the offering, excluding the Sales Agents’ commissions and expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $0.4 million.
Settlement of any sales of Common Stock will occur on the first trading day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree.
If either we or any Sales Agent have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our Common Stock under the Sales Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.
The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our shares of Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement by us or by the Sales Agents as provided therein.
In connection with the sale of the shares of Common Stock on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

The Sales Agents and their affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, vehicle financing programs and other financial and non-financial activities and services. Certain of the Sales Agents and their affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the Sales Agents and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Sales Agents and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal matters in connection with the Common Stock offered by this prospectus supplement will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, New York, New York. Legal matters in connection with the Common Stock offered hereby will be passed upon for the Sales Agents by Latham & Watkins LLP, Houston, Texas.
EXPERTS
The financial statements of Oklo Inc. as of and for the years ended December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.oklo.com. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth under the heading “— Incorporation by Reference” below.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the Common Stock that we will offer. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, any accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and any accompanying prospectus to the extent that a statement contained in this prospectus supplement or any accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2026.

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Our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 12, 2026.

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Our Current Reports on Form 8-K filed with the SEC on April 14, 2026 and May 13, 2026.

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The description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Oklo Inc.
3190 Coronado Dr.
Santa Clara, California 95054
(650) 550-0127
Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.oklo.com as soon as reasonably practicable after they are filed electronically with the SEC.
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS
$3,500,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer and sell up to $3,500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, through a combination of these methods or by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock, par value $0.0001 per share (“Common Stock”), is traded on the New York Stock Exchange (the “NYSE”) under the symbol “OKLO”. On November 12, 2025, the closing price of our Common Stock was $111.17.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 4, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $3,500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Oklo,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Oklo Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continue,” “might,” “possible,” “potential,” “predict,” “project,” “goal,” “would,” “commit” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus (including in information that is incorporated into this prospectus) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company. Factors that may impact such forward-looking statements include, among other things:
•
risks related to the development and deployment of our powerhouses;

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changes in domestic and foreign business, market, financial, political and legal conditions;

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our pursuit of an emerging market with no commercial project operating and regulatory uncertainties;

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risks related to acquisitions, divestitures, or joint ventures we may engage in;

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the need for financing to construct plants, which remain subject to market, financial, political, and legal conditions;

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risks related to an inability to raise additional capital to support our business and sustain our growth on favorable terms;

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risks related to the uncertainty of the projected financial information with respect to us, including conversion of reservations, letters of intent, and memoranda of understanding, into binding orders;

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risks related to the timing of expected business milestones and commercial launch;

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risks related to future market adoption of our offerings;

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the effects of competition;

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changes in regulatory requirements, governmental incentives and fuel and energy prices;

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changes to applicable government policies, regulations, mandates and funding levels relating to our business with government entities;

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the impact to us and our potential customers from changes in interest rates or inflation and rising costs, including commodity and labor costs;

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our ability to rapidly innovate;

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our ability to maintain, protect and enhance our intellectual property;

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our ability to attract, retain and expand our future customer base;

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our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

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our ability to establish our brand and capture additional market share, and the risks associated with negative press or reputational harm;

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our ability to maintain the listing of our Common Stock on the NYSE;

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our ability to achieve a competitive levelized cost of electricity;

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our ability to manage expenses including operating and capital expenses;

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our projected commercialization costs and timeline;

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our ability to timely and effectively meet construction timelines and scale our production and manufacturing process;

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changes in the policies, priorities, regulations, mandates and funding levels of the governmental entities to which we are subject;

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the risk that certain illustrative unit economics are based on assumptions and expectations, including with respect to costs, revenue, and sources of revenue, and gross margins, that prove to be incorrect for any reason;

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our ability to issue equity or equity-linked securities in the future;

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the ability to raise sufficient capital to fund our business plan;

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risks related to accessing high-assay low-enriched uranium (“HALEU”), plutonium, and other fuels at acceptable costs (including recycled fuels);

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whether HALEU will be available in adequate supply on anticipated timelines at reasonable costs to support our business;

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risks related to our supply chain;

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our and our commercial partners’ ability to obtain regulatory approvals necessary to deploy small modular reactors in the U.S. and abroad in a timely way, or at all;

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risks related to the negative public or political perception of us or the nuclear energy industry in general;

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the outcome of any potential litigation, government and regulatory proceedings and investigations and inquiries; and

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the other factors set forth in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or other subsequent filings with the SEC and the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections in the applicable prospectus supplement.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.oklo.com. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth under the heading “Incorporation by Reference” below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025.

•
Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 11, 2025, and November 12, 2025, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on January 17, 2025, February 5, 2025, March 7, 2025, April 22, 2025, June 9, 2025, June 16, 2025, and September 3, 2025.

•
The description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Oklo Inc.
3190 Coronado Dr.
Santa Clara, California 95054
(650) 550-0127
Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.oklo.com as soon as reasonably practicable after they are filed electronically with the SEC.
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Company Overview
We founded Oklo in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. According to the International Energy Agency, global electricity production is expected to increase over 80% by 2050, driven by electrification of buildings, transportation, and industry; increased use of air conditioning in the developing world; and increased consumption from data centers. Our business addresses this demand by producing electricity and heat from our Aurora powerhouses which can run on fresh, recycled, or down-blended nuclear fuel. We are also commercializing nuclear fuel recycling technology that can convert used nuclear fuel into usable fuel for our reactors.
We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption. In addition, we are a leader in the nuclear industry in the development of advanced fuel recycling, which can unlock the energy content of used fuel; we also believe this aspect of our business can complement our market position by vertically integrating and securing our fuel supply chain.
The fast fission reactor technology we are commercializing was demonstrated by the Experimental Breeder Reactor-II (“EBR-II”), a fast fission plant that was operated by the U.S. government for 30 years. Our powerhouse product line, called the “Aurora,” builds on this legacy of proven and demonstrated technology. Our Aurora powerhouse product line is designed to be inherently safe, to be able to run on fresh, recycled, or down-blended fuel, and to produce 15 – 75 megawatts electric (“MWe”) and has the potential to expand powerhouse size to produce 100 MWe and higher. Because the Aurora powerhouses are designed to operate by harnessing the power of high-energy, or “fast,” neutrons, they are expected to be able to tap into the vast energy reserves remaining in existing used nuclear fuel from conventional nuclear power plants, which can only use approximately 5% of energy content stored in nuclear fuel before needing to refuel. The U.S. nuclear power industry has produced approximately 20% of U.S. electricity over the last 50 years and generated over 90,000 metric tons of used nuclear fuel. The existing energy reserves in the U.S. contained in used nuclear fuel that are made accessible through our fast fission reactor technology are equivalent to approximately 1.2 trillion barrels of oil equivalent (BOE), nearly five times the oil reserves of Saudi Arabia. Fission is an energy dense process, producing approximately 50 million times more energy than combustion.
We have achieved several significant deployment and regulatory milestones for our first Aurora powerhouse. Notably, we secured a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) site and received a fuel award of five metric tons of HALEU produced from recovered uranium from previously irradiated EBR-II fuel from INL for a commercial Aurora powerhouse in Idaho. The DOE and INL have completed the environmental compliance process addressing the DOE requirements for site characterization at our first commercial advanced fission power plant site at the INL. This process, resulting in an Environmental Compliance Permit, marks a milestone as we advance our plans to deliver the first commercial advanced fission power plant in the United States.
On September 25, 2024, we announced the finalization of a Memorandum of Agreement (“MOA”) with the DOE Idaho Operations Office. This MOA grants us access to conduct site investigations at the identified preferred site in Idaho, marking a key step toward the next phase of site preparation and construction. In July 2025, we also completed a Phase I pre-application readiness assessment with the U.S. Nuclear Regulatory Commission (“NRC”) in support of our planned Combined License (“COL”) application under 10 CFR Part 52. The assessment reviewed the maturity of our siting and environmental approach and our overall readiness to submit those parts of the COL application. The NRC identified no significant gaps that would hinder acceptance of the application, reinforcing the strength of our technical and regulatory preparation. Successfully completing this engagement demonstrates tangible progress in our licensing strategy and underscores our commitment to proactive and transparent collaboration with the NRC as we advance the Aurora powerhouse toward deployment.
In parallel with ongoing NRC progress, on August 13, 2025, Oklo and its wholly owned subsidiary Atomic Alchemy were selected by the DOE for a combined three of the eleven projects awarded under the newly established Reactor Pilot Program. Oklo was selected for two projects, and Atomic Alchemy was selected for one project. The Aurora–INL powerhouse was selected as one of the projects to proceed under DOE purview, providing access to the DOE authorization pathway — a regulatory process that enables full authority to construct and operate the powerhouse. This designation de-risks both Aurora-INL deployment by accelerating design and construction efforts, and licensing by streamlining federal review and providing a platform for demonstration of the Aurora design to support future NRC licensing.
In September 2025, the NRC accepted for review our Principal Design Criteria (“PDC”) topical report under an accelerated timeline and proposed a reduced review schedule of the report. Our PDC topical report establishes a regulatory framework that defines the fundamental safety, reliability, and performance requirements to guide future reactor licensing and design activities.
We announced plans and entered into a land rights agreement for two additional Aurora powerhouses in southern Ohio. Furthermore, we have been selected to provide electricity and heat to Eielson Air Force Base outside of Fairbanks, Alaska. Our robust pipeline of potential customer engagements spans a number of industries. For example, we have signed non-binding letters of intent with Equinix, Diamondback Energy, and Prometheus Hyperscale (formerly Wyoming Hyperscale). In December 2024, we signed a 12 gigawatts (“GW”) Master Power Agreement with Switch data centers, one of the largest corporate power purchase agreements in history. We are exploring opportunities with the Tennessee Valley Authority (“TVA”) to recycle the utility’s used fuel at a new facility and to evaluate potential power sales from future Oklo powerhouses in the region to the TVA. We also executed three other non-binding agreements to provide an additional 4,750 MWe of energy for data center customers, which could bring our current total order book of Aurora powerhouses to approximately 18,100 MWe in capacity — nearly a 2,500% increase since our business combination announcement in July 2023.
The market interest in our solutions exemplifies the potential demand for the size range of the Aurora powerhouse product line and our differentiated business model. We have an ambitious target of deploying our first powerhouse in 2028 amidst a range of supply chain, macroeconomic, and design complexities.
In addition to deployment milestones, we have made significant progress in our nuclear fuel recycling and fuel fabrication efforts and in securing fuel. The DOE has reviewed and approved our Safety Design Strategy, Conceptual Safety Design Report, and Nuclear Safety Design Agreement for the Aurora Fuel Fabrication Facility at INL. We have also submitted the Preliminary Documented Safety Analysis to the DOE — all key milestones as the Company advances toward its goal of utilizing recovered nuclear material to fuel its first commercial Aurora powerhouse. The Aurora Fuel Fabrication Facility was also selected under the DOE Fuel Pilot Line program. In addition, we successfully completed the first end-to-end demonstration of the key stages of our advanced fuel recycling process, in collaboration with Argonne and INL. This marks a significant step forward in scaling up fuel recycling capabilities and deploying a commercial-scale recycling facility. Further, we announced plans to design, build, and operate a fuel recycling facility in Tennessee as the first phase of an advanced fuel center to recycle used nuclear fuel into fuel for fast reactors, including our Aurora powerhouse line. The facility, which includes a roadmap of up to $1.68 billion in investment, will be the first of its kind in the U.S. and has the potential to create more than 800 high-quality jobs. We have completed a licensing project plan for the fuel recycling facility with the NRC and are currently in pre-application engagement with the regulator’s staff.
In addition to developing a recycling and fuel fabrication facility, we are also evaluating the potential use of alternative fuel materials, including plutonium currently designated for the DOE’s dilute-and-dispose programs, that may be made available by the U.S. government for use in advanced reactor applications. Any potential use of such materials would be subject to DOE authorization, applicable regulatory approvals, programmatic determinations regarding material availability and cost recovery. These efforts are intended to diversify, strengthen, and accelerate the establishment of a domestic supply chain for advanced reactor fuel, consistent with our multi-pronged fuel strategy. Fuel remains a significant input to enable us to build and operate our powerhouses at scale and generate required returns. The cost environment for various sources of fuel (including HALEU) have increased significantly in recent years, which is why we are putting in place a diversified fuel strategy. Tariffs, supply chain constraints, inflation, and evolving sanctions have impacted the market dynamics around fuel costs. We believe our ability to develop a diverse set of sources of fuel with a wide range of costs, levels of regulatory oversight, and operational complexities will allow us to navigate this shifting economic landscape by having multiple options for fueling our powerhouses.

Our Business Model
Our primary product will be the energy produced from our Aurora powerhouses once operational. Our planned business model is to sell the energy to customers via power purchase agreements (“PPAs”), as opposed to selling our powerhouse designs. This business model allows for recurring revenue, provides the opportunity to capture profitability upon improved operational efficiency, and enables novel project financing structures. This business model sets us apart from the traditional nuclear power industry, which typically sells reactors to large scale utility customers and not power. Selling power via PPAs is a common practice within the renewable energy and utilities sectors and indicates that this business model could be feasible for power plants within the size range targeted by our Aurora product line (i.e., 15 MWe – 75 MWe, and ranging upward to potential sizes of 100 MWe and higher).
The traditional nuclear power industry comprises developers of large (ranging from approximately 600 MWe to over 1,000 MWe) light water reactors that sell or license their reactor designs to large utilities that then construct and operate the nuclear power plant. The developer’s focus on regulatory approval of the design may lock in certain lifecycle regulatory costs that are realized by the owner-operator during construction and operations. As a result, lifecycle cost implications are generally not addressed cohesively between the developer and the owner-operator, and the regulatory strategy does not holistically implement the lifecycle benefits of the technology’s inherent safety characteristics. The advanced fission industry has largely followed the historical blueprint of developers seeking design certifications or approvals, and utilities bearing the future burden of licensing for construction and operations. While there are a number of advanced reactor designers developing smaller sized reactors than those traditionally used in the nuclear power industry, many of these developers are generally pursuing regulatory approval of groupings of these smaller reactors as part of singular larger plants, including output ranges of 200 MWe and up to 1,000 MWe.
In contrast, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 MWe, 75 MWe, and potentially 100 MWe and higher). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion over time, as opposed to the historical model used in the nuclear power industry, which divides the incentives and responsibilities between the developer and the utility. Additionally, this modular and scalable approach enables us to deal with the inherent uncertainties, costs, and inefficiencies of the many service providers, manufacturers, fuel providers, and other third parties that we will rely on to build our powerhouses. While we expect that individual powerhouses may, and our first few powerhouses likely will, experience challenges that require us to manage unexpected costs and possible construction delays, our business model allows us to take the learnings from constructing those powerhouses and make improvements with future projects.
In particular, we expect the construction of our first powerhouses, such as the powerhouse at INL, to include additional, unique costs as compared to the costs expected for future powerhouse projects. Such additional costs will result, in part, from design decisions to include enhanced fuel and core testing capabilities, which will be more costly and complex to design and build. These complexities will also increase the possibility of construction delays. We expect future powerhouses to benefit from substantial cost reductions as compared to the deployment of our first few reactors, both because subsequent reactors will not require these enhanced testing capabilities, and because we expect the testing capabilities to help us identify opportunities to reduce our costs and improve our operational efficiency over time.
Selling electricity under PPAs follows an established revenue model in global power markets. While this model is more typically used for renewable energy solutions, we believe it is a compelling model for us because of the relatively small size and the lower expected capital costs of our powerhouses, when compared with other nuclear power plants. In addition, our model is designed to generate recurring revenue in a way that the traditional licensing model does not. Our powerhouses could be profitable from the first year of operation due to our anticipated favorable unit economics. We also believe this approach will drive unit growth and allow us to ultimately launch higher output versions of our powerhouses. As our technology matures, we intend to offer customers flexibility in business model and deployment solutions to meet their needs, providing us with the largest target customer base possible. Given our growth stage, we continue to develop and evaluate our overall cost and potential pricing structure as we evaluate our unit economics, which we expect to be subject to market and extrinsic forces such as the impact of construction costs as a result of tariffs, supply chain pressures, and other macroeconomic factors.
In addition to selling power under PPAs, we are taking steps to enhance our mission with our advanced nuclear fuel recycling technology. We are actively developing nuclear fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the United States by the early 2030s. Used nuclear fuel still contains more than 95% of its energy content, and it has been estimated there is enough energy in the form of used nuclear fuel in the U.S. to power the expected electrical needs in the United States for 100 years with fast fission power plants. According to the DOE, more than 90,000 metric tons of used nuclear fuel have been generated since 1950, and an additional 2,000 metric tons are generated every year. Currently, other countries recycle used nuclear fuel, but the United States does not, and there is an enormous opportunity to do so. Our reactors are specifically designed to run on fresh, recycled, or down-blended nuclear fuel, and nuclear fuel recycling and down-blending federal government materials could provide future margin uplift for our power sales business, as well as the potential for new revenue streams. We continue to evaluate the overall cost and timeline to be able to receive any potential benefit from this embedded opportunity. We are also evaluating the potential use of alternative fuel materials, including plutonium designated for dilute-and-dispose programs, that could be made available by the U.S. government for use in advanced reactors. This initiative complements our recycling work and supports the development of a resilient and diversified domestic fuel supply chain.
Corporate Information
Our Common Stock is listed on the NYSE under the symbol “OKLO.” The mailing address of the Company’s principal executive office is 3190 Coronado Dr., Santa Clara, CA 95054. Our telephone number is (650) 550-0127. Our website address is www.oklo.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company’s initial public offering, which closed on July 12, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
Smaller Reporting Company
We are also a “smaller reporting company” under the Exchange Act. We may continue to be a smaller reporting company so long as, as of June 30 of the preceding year, (i) the market value of our voting and non-voting equity held by non-affiliates, or our public float, is less than $250 million; or (ii) we have annual revenues less than $100 million and either we have no public float or our public float is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our certificate of incorporation authorizes the issuance of shares of capital stock, each with a par value of $0.0001, consisting of (a) 500,000,000 shares of common stock and (b) 1,000,000 shares of preferred stock.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our certificate of incorporation, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of our Common Stock at all times vote together as one class on all matters submitted to a vote of the common stock under our certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our certificate of incorporation, under our bylaws, our Board may, but is not required to, declare and pay dividends upon the shares of our Common Stock, which dividends may be paid either in cash, in property or in shares of common stock.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of our Common Stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of our preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our Common Stock do not have preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Preferred Stock
Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Under our certificate of incorporation, our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board is also able to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board has the power to authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of shares of common stock. Although there is currently no intention to issue any shares of preferred stock, there cannot be any assurance that preferred stock will not be issued in the future. There is no preferred stock outstanding as of the date of this prospectus.
Stock Options
As of December 31, 2024, there are outstanding options covering approximately 9,470,382 shares of Common Stock, with a weighted-average exercise price of $1.95 per share.
Dividends
The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends is within the discretion of the Board. In addition, it is not currently contemplated or anticipated that any stock dividends will be declared in the foreseeable future. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.
Anti-takeover effects of Delaware law and the Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. It is possible that these provisions may delay, deter or prevent transactions that stockholders might consider to be in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price for shares of our common stock.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value.
Authorized Preferred Stock
The ability of the Board, without action by the stockholders, to issue up to 1,000,000 shares of authorized but unissued preferred stock with voting or other rights or preferences as designated by the Board could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our certificate of incorporation provides that a special meeting of the stockholders may be called only by the majority of the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships, the chair of the Board, or our chief executive officer.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.
Elimination of Stockholder Action by Written Consent
Our certificate of incorporation does not permit our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of stockholders.

Staggered Board of Directors
Our certificate of incorporation provides that the Board is divided into three classes. The directors in each class serve for a three-year term with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our certificate of incorporation provides that no member of the Board may be removed from office except for cause, and requires the approval by the affirmative vote of holders of at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to remove directors from the Company. Additionally, the amendment would remove stockholders’ ability to remove a director without cause.
Stockholders not Entitled to Cumulative Voting
Our certificate of incorporation does not permit our stockholders to cumulate their votes in the election of directors.
Director Vacancies
Our certificate of incorporation and bylaws authorize the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be set only by resolution adopted by a majority vote of the Board. These provisions will prevent a stockholder from increasing the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.
Supermajority Voting Requirements for the Amendment of our Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that our bylaws may be amended or repealed by the Board or by the affirmative vote of at least 66 2∕3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote. In addition, our certificate of incorporation provides that the affirmative vote of holders of at least 66 2∕3% of the voting power of the then outstanding shares of capital stock of the Company generally entitled to vote will be required to amend certain provisions of our certificate of incorporation, including provisions relating to classified board structure, the size of its board, removal of its directors, special meetings of its stockholders, stockholder action by written consent, and exculpation of directors and officers.
Delaware Anti-Takeover Statute
The Company is subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
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at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction, which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitation on Liability and Indemnification of Directors and Officers
Our certificate of incorporation provides that our directors, officers, employees and agents will be indemnified and advanced expenses by the Company to the fullest extent permitted by law. Our bylaws also permit the Company to purchase and maintain insurance on behalf of any director, executive officer, employee or agent of the Company for any liability arising out of his or her status as such.
These provisions may discourage stockholders from bringing a lawsuit against our directors, officers, employees or agents for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the Company to the Company or the Company’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine, or (v) any action as to which the DGCL confers jurisdiction on the Court of Chancery, except for any action asserted to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal jurisdiction. Our certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, we note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in any security of the Company will be deemed to have notice of and to have consented to these choice of forum provisions.
The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find the choice of law forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial conditions.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.
Stock Exchange
Our Common Stock is listed on the NYSE under the symbol “OKLO.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Oklo,” “we,” “our” or “us” refer to Oklo Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Oklo) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Oklo and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Oklo;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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certain U.S. federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of Oklo.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
General
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
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the date for determining the persons entitled to participate in the rights distribution;

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the price, if any, per right;

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the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

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the number of rights issued or to be issued to each holder;

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the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

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the extent to which the rights are transferable;

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any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

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the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

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the number of rights outstanding, if any;

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a discussion of certain U.S. federal income tax considerations applicable to the rights;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.
Outstanding Rights
We have no outstanding rights.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Orrick, Herrington & Sutcliffe LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Oklo Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Oklo Inc. as of and for the year ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Oklo Inc. as of and for the year ended December 31, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of Marcum LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

UP TO $1,000,000,000
COMMON STOCK
PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	BofA Securities	Citigroup	J.P. Morgan Securities	Morgan Stanley
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May 13, 2026